EXHIBIT 99.2

Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Jack L. Wyszomierski, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Schering-Plough Corporation, and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  2001 Annual Report on Form 10-K of Schering-Plough Corporation;
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Schering-Plough Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and
  any amendments to any of the foregoing.

Subscribed and sworn to
before me this 13th day of
August 2002.

/s/Jack L. Wyszomierski
August 13, 2002

/s/Barbara J. Wright
Notary Public of New Jersey
My Commission Expires Aug. 26, 2003